Exhibit 99.1

NantHealth Announces $22.5 Million New Financing with Highbridge and Nant Capital

Morrisville, NC – March 6, 2023 — NantHealth, Inc. (NASDAQ-GS: NH), a leading provider of enterprise solutions that help businesses transform complex data into actionable insights, today announced the entry into a credit agreement for a new senior secured term loan in an aggregate principal amount of $22.5 million. The company intends to use the proceeds to continue funding its existing businesses and for general corporate purposes. The Term Loan Facility was funded by two existing NantHealth investors: Highbridge Capital Management, LLC and Nant Capital, LLC.

“The era of digital medicine and augmented intelligence has finally arrived. NantHealth has stood at the forefront of driving evidence based, low cost care to treat the right patient at the right time and the right place. Artificial intelligence and the speed of network computing has reached a level of technological development that can now truly benefit 21st century care. We are pleased at the continued financial support of NantHealth by its institutional investors at this transformational time in healthcare” said Dr. Patrick Soon-Shiong, Chairman and CEO, NantHealth.

“The era of digital medicine and augmented intelligence has finally arrived. NantHealth has stood at the forefront of driving evidence based, low cost care to treat the right patient at the right time and the right place. Artificial intelligence and the speed of network computing has reached a level of technological development that can now truly benefit 21st century care. We are pleased at the continued support of NantHealth at this transformational time in healthcare,” said Dr. Patrick Soon-Shiong, Chairman and CEO, NantHealth.

“This investment will enable us to continue the momentum we have generated over the past year,” said Ron Louks, NantHealth’s Chief Operating Officer. “The transaction proceeds provide us with the financial resources to invest in our established solutions, NaviNet and Eviti, and our subsidiary, The OpenNMS Group, Inc. We thank our financing partners at Highbridge, NantCapital and our founder Dr. Patrick Soon-Shiong for their continued support.”

Jonathan Segal, Co-Chief Investment Officer of Highbridge, said, “We are very pleased to continue our investment in NantHealth. The financing is intended to support NantHealth’s ongoing business, finance the ongoing expansion of SaaS capabilities, and fund future growth initiatives that should benefit the Company and its customers and stakeholders.”

A Special Committee of the NantHealth Board of Directors, consisting of disinterested independent directors, undertook a thorough review of the Credit Agreement, Term Loan Facility and related transaction documents, and unanimously recommended that NantHealth proceed with the transaction.

About NantHealth, Inc.
NantHealth, a member of the NantWorks ecosystem of companies, provides enterprise solutions that help businesses transform complex data into actionable insights. By offering efficient ways to move, interpret and visualize complex and highly sensitive information, NantHealth enables customers in healthcare, life sciences, logistics, telecommunications and other industries to automate, understand and act on data while keeping it secure and scalable. NantHealth’s product portfolio comprises the latest technology in payer/provider collaboration platforms for real-time coverage decision support (Eviti and NaviNet), and data solutions that provide multi-data analysis, reporting and professional services offerings (Quadris).

The OpenNMS Group, Inc., a NantHealth subsidiary, helps businesses monitor and manage network health and performance. For more information, visit nanthealth.com, follow us on Twitter, Facebook, LinkedIn and YouTube, and subscribe to our blog.

Forward Looking Statement
In addition to historical information, this Current Report on Form 8-K contains or may imply forward-looking statements within the meaning of the federal securities laws, such as any implication regarding the Company’s ability to comply with the restrictions imposed by the Credit Agreement and other financing arrangements and expectations for the Company after closing of the Term Loan Facility. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this Current Report on Form 8-K. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the possibility that the conditions under the Credit Agreement are not satisfied, including for reasons outside the Company’s control, general economic conditions, including inflation, recession, unemployment levels, spending patterns, credit availability and debt levels, more stringent or costly payment terms and/or the decision by a significant number of vendors not to provide services to the Company on a timely basis or at all, the ability to monetize the Company’s assets on acceptable terms, the ability to implement the Company’s strategic plan, including any potential restructuring initiatives, customer acceptance of the Company’s strategies, the Company’s ability to attract, motivate and retain key executives and other employees, the impact of cost reduction initiatives if implemented, the Company’s ability to generate or maintain liquidity, the Company’s shares are delisted from the Nasdaq Global Select Market, potential litigation relating to the Credit Agreement, risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters and other factors discussed in greater detail in the sections titled "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law. New factors emerge from time to time, and it is not possible for us to predict all such factors.

NantHealth Media Contact
Jen Hodson
Jen@nant.com
562-397-3639